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                                                                 Exhibit 4.1

                                                              Option No. 676

                         CADENCE DESIGN SYSTEMS, INC.

                       NONQUALIFIED STOCK OPTION GRANT


   CADENCE DESIGN SYSTEMS, INC., a Delaware corporation (the "Company"), hereby grants as of July 20, 1988 ("Date of Grant") to Joseph B. Costello (the "Optionee"), a nonqualified option ("Option") to purchase a total of 192,505 shares of Common Stock of the Company (the "Shares"), at an exercise price of $8.6875 per share ("Exercise Price") subject to the terms, definitions and provisions of this Option and the Company's 1987 Stock Option Plan (the "Plan") which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

   1. NATURE OF THE OPTION. This Option is a nonqualified stock option and is not intended to qualify as an incentive stock option as defined in
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

   2. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

       (i)  RIGHT TO EXERCISE.

            (a) This Option shall become exercisable as to 25% of the Shares one year after the Date of Grant and as to an additional 1/48th of the Shares per month thereafter.

            (b)  This Option may not be exercised for a fraction of a share.

            (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by
Section 9 of the Plan and Section 5 and 6 below.

     (ii) METHOD OF EXERCISE. This Option shall be exercisable by delivery to the Company of an executed written notice in the form attached hereto, or in such other form as may be approved by the Company, which shall state the election to exercise the option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company and shall be accompanied by payment of the Exercise Price.


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   3.  METHOD OF PAYMENT.  Payment of the Exercise Price shall be made as follows: (i) by cash or check; or (ii) by delivery of an irrevocable written commitment from a broker-dealer that is a member in good standing of the National Association of Securities Dealers ("NASD Dealer") to deliver the exercise price directly to the Company upon receipt of the Shares or, in the case of a margin loan, upon receipt of a copy of a notice of exercise of this Option.

   4. RESTRICTIONS ON EXERCISE. This Option may not be exercised unless such exercise, the issuance of the Shares upon such exercise and the method of payment of consideration for the Shares are in compliance with (i) the Securities Act of 1933, (ii) all applicable state securities laws, (iii) all other applicable federal and state laws and regulations and (iv) the rules of any stock exchange or national market system upon which the Shares may then be listed, as such laws, regulations and rules are in effect on the date of exercise. Although the Plan is registered with the Securities and Exchange Commission as of the Date of Grant, Optionee understands that so long as Optionee remains an affiliate of the Company, the Shares may be publicly resold only if they are included in the resale prospectus filed with the registration statement pertaining to the Plan. The Company will take all actions required to include the Shares in such resale prospectus prior to the first date on which this Option becomes exercisable. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

   5. TERMINATION OF STATUS AS AN EMPLOYEE. If Optionee ceases to serve as an Employee, he may, but only within thirty (30) days after the date he ceases to be an Employee of the Company, exercise this Option to the extent that he was entitled to exercise it on the date of such termination. To the extent that he was not entitled to exercise this Option on the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.

   6.  DEATH OF OPTIONEE.  In the event of the death of Optionee:

            (i) During the term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within three
(3) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise

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that would have accrued had Optionee continued living three (3) months after the date of death; or

           (ii) within one (1) month after the termination of Optionee's Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise had accrued at the date of termination.

   7. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

   8. TERM OF OPTION. Notwithstanding any other provision of this Option, this Option may not be exercised more than ten years from the Date of Grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

   9. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (i) EXERCISE OF NONQUALIFIED STOCK OPTION. If, on the date the Option is exercised, the fair market value of the Shares is greater than the Exercise Price, Optionee will then incur a regular federal income tax liability and a California income tax liability; provided, however, that if Optionee is and remains subject to Section 16(b) of the Securities Exchange
Act of 1934 ("Section 16(b)"), then such tax liability will accrue six months after exercise ("the Lapse Date") unless Optionee elects to incur such liability on the date of exercise by filing an election under Section 83(b) of the Code ("Section 83(b)") within 30 days after exercise. If Optionee files a
Section 83(b) election or if Section 16(b) is inapplicable on the date of exercise, Optionee will be treated as having received, on the date of exercise, compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If no Section 83(b) election is filed and
Section 16(b) is and remains applicable, the Optionee will be treated as having received, on the Lapse

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Date, compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the Lapse Date over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities such amounts as are required by applicable federal and state tax laws.

           (ii) DISPOSITION OF SHARES. If the Shares are held for at least one year, any gain or loss realized on disposition of the Shares will be treated as long term capital gain or loss for federal and California income tax purposes. As of the Date of Grant, capital gains are taxed at the same rates as ordinary income for federal and California tax purposes. Capital gains, however, may be offset by capital losses.

                                         CADENCE DESIGN SYSTEMS, INC.
                                         a Delaware corporation


                                         By:  /s/ illegible
                                             ----------------------------

                                         Its: VP Finance/Admin.
                                             ----------------------------

   Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

Dated:      10/23/88
      ---------------------


                                          /s/ Joseph B. Costello
                                         --------------------------------
                                         Optionee

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